UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (date of earliest event reported): December 13, 2021
___________

SERVICENOW, INC.
(Exact name of registrant as specified in its charter)

___________

Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2225 Lawson Lane
Santa Clara, California 95054
(Address of Principal Executive Offices)
(408) 501-8550
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	NOW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 13, 2021, the Leadership Development and Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of ServiceNow, Inc. (the “Company”) approved grants to certain senior executive leaders of the Company (each, a “Recipient” and collectively, the “Recipients”) of long-term performance-based stock option awards (each a “Performance Option Award” and collectively, the “Performance Option Awards”) to purchase such number of shares of the Company’s common stock with an aggregate approximate award value of $97.5 million as of the Grant Date (as defined below) if all performance conditions were achieved. The Performance Option Awards may vest in eight equal tranches. These Performance Option Awards include the same performance metrics and largely similar other terms as the 100% performance-based stock option award that the Board granted to our chief executive officer on October 29, 2021, which is described in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 27, 2021.

As described in more detail below, the Compensation Committee structured the Performance Option Awards to align with shareholders’ interests:
•The awards are 100% performance-based, dependent on pre-determined, quantitative goals for stock price (“Stock Price Metric”) and subscription-based revenue (“Subscription Revenue Metric”) achievements;
•Each of the eight tranches vests if, and only if, both a specified Stock Price Metric and a specified Subscription Revenue Metric for such tranche are achieved (together, the “Performance Metrics”);
•Notwithstanding any earlier achievement of the Performance Metrics, no portion of the Performance Option Awards will vest prior to the two-year anniversary of the date of grant (the “Two-Year Cliff”);
•The Performance Metrics must be achieved within the period starting on October 29, 2021 and ending on September 30, 2026 (the “Performance Period);
•Shares issued upon the exercise of the Performance Option Awards may not be sold until after the Performance Period ends, except for sales to satisfy a cashless exercise (cost of exercise and taxes);
•In the event the Company conducts material acquisitions or divestitures during the Performance Period, the Subscription Revenue Metric would be adjusted proportionally if the Board or Compensation Committee determines that such adjustment is necessary;
•For any tranche of the Performance Option Awards to vest, a Recipient must remain employed by the Company to ensure that all compensation must be earned through creation of shareholder value; and
•The Performance Option Awards are subject to applicable clawback provisions.

Each of the eight tranches vests only when both the applicable Subscription Revenue Metric and Stock Price Metric for such tranche are certified by the Compensation Committee as having been met. In addition, a Recipient must remain employed by the Company through the later of the certification of a tranche and the Two-Year Cliff in order for the corresponding tranche to vest. The Performance Option Awards have a grant date of December 13, 2021 (the “Grant Date”), with an exercise price equal to the closing price on the Grant Date, and will be exercisable (to the extent achieved and vested) until the expiration date of December 13, 2031 unless employment of Recipient is terminated for Cause.

The Compensation Committee designed the Performance Option Awards to incentivize significant outperformance and to drive the Company’s strategic direction and value creation over the long-term, with performance goals that are incrementally aggressive relative to the Company’s plan. The Performance Option Awards are also intended to align our leadership team's priorities and ensure leadership continuity over the next five years in the next phase of ServiceNow’s growth. The Performance Option Awards are not part of the regular annual compensation of the Recipients and will not be awarded on a regularly recurring basis.

The Performance Option Awards align the Recipients’ interests and success with those of the Company’s shareholders over the long-term. For example, if the Recipients were to lead the Company to achieve the highest Stock Price Metric, the stock price will have more than doubled, implying more than $150 billion in incremental shareholder value creation.

The Subscription Revenue Metric and Stock Price Metric for a particular tranche may be achieved at different points in time and in any order, and multiple Performance Metrics may be achieved simultaneously; provided that each tranche of options will become eligible to vest, upon the later of the applicable Subscription Revenue Metric and Stock Price Metric to be achieved and certified. Subject to any applicable clawback provisions, policies or other recoupment and forfeiture terms described in each of the Performance Option Agreements (as defined below), once a goal is achieved, it is forever deemed achieved for determining the vesting of a tranche.

There is no automatic full acceleration of vesting of the Performance Option Awards upon a “change in control.” Rather, in connection with a change in control, the Subscription Revenue Metric will be disregarded and achievement of the Stock Price Metric will be measured using the per share common stock price (plus the per share of common stock value of any other consideration) received by the shareholders in the change in control. Any such resulting “achieved” shares and, in the case of a change in control prior to the Two-Year Cliff, any previously achieved shares, will vest on the change in control. The Two-Year Cliff will not apply to previously achieved shares by a Recipient in the event of such Recipient's death or permanent disability.

In the event the Company conducts material acquisitions or divestitures during the Performance Period and if the Board or Compensation Committee determines that an adjustment is necessary, the Subscription Revenue Metric would be increased in proportion to the relevant revenue of such material acquired companies and the Subscription Revenue Metric would be reduced in proportion to the relevant revenue of such material spun-off/out or divested entities, as applicable. Similarly, if the Board or Compensation Committee determines that such adjustment is necessary, the Stock Price Metric would be adjusted for stock repurchases, stock dividends, stock splits and any similar transaction(s).

The Performance Option Awards are granted under the Company’s 2021 Equity Incentive Plan, and are each memorialized in a Notice of Global Performance Stock Option Grant to each Recipient (collectively the “Grant Notices”) and Global Performance Stock Option Award Agreement associated with the Grant Notices (collectively, the “Award Agreements”, together with the Grant Notices, the “Performance Option Agreements”) that includes, among other terms and conditions, a restriction on the sale of any shares issued upon exercise of the Performance Option Awards until after September 30, 2026, the final day of the Performance Period (other than shares sold in a same-day sale to pay the exercise price and related tax withholding obligations).

The foregoing summary of the terms and conditions of the Performance Option Awards set forth above do not purport to be complete and are qualified by reference to the provisions of the Company’s 2021 Equity Incentive Plan and form of Notice of Global Performance Stock Option Grant and Global Performance Stock Option Agreement previously filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICENOW, INC.

	By:	/s/ Russell S. Elmer
Russell S. Elmer General Counsel

Date: December 17, 2021